Exhibit 99.1

Byline Bancorp, Inc. Reports Fourth Quarter and Full Year 2023 Financial Results

Fourth quarter net income of $29.6 million, $0.68 diluted earnings per share;

Full year net income of $107.9 million, $2.67 diluted earnings per share

Chicago, IL, January 25, 2024 – Byline Bancorp, Inc. (NYSE: BY), today reported:

	For the quarter			Full Year Highlights
	4Q23	3Q23	4Q22
Financial Results (in thousands)				• Net income increased $20.1 million, or 22.9%
Net interest income	$86,285	$92,452	$76,604
Non-interest income	14,503	12,376	11,455	• Positive operating leverage of 6.1%
Total Revenue(1)	100,788	104,828	88,059	driven by 28.0% increase in PTPP
Non-interest expense	53,584	57,891	50,500
Pre-tax pre-provision net income (PTPP)(1)	47,204	46,937	37,559	• Net interest income up $65.3 million,
Provision for credit losses	7,235	8,803	5,826	or 24.6%; NIM up 31 bps to 4.31%
Provision for income taxes	10,365	9,912	7,366
Net Income	$29,604	$28,222	$24,367	• Assets increased by $1.5 billion, through
				organic growth and Inland acquisition
Per Share
Diluted EPS	$0.68	$0.65	$0.65	4Q23 Income Statement Highlights
Dividends declared per common share	0.09	0.09	0.09	• Adjusted net income(1) of $31.8 million,
Book value per share	22.62	21.04	20.43	or $0.73 per adjusted diluted share(1)
Tangible book value per share(1)	17.98	16.35	16.19
				• Record PTPP(1) of $47.2 million
Balance Sheet & Credit Quality
Total deposits	$7,176,999	$6,953,690	$5,695,121	• Adjusted efficiency ratio(1) of 48.64%
Total loans and leases	6,702,311	6,620,602	5,469,081
Net charge-offs	12,186	5,430	3,179	4Q23 Balance Sheet Highlights
Allowance for credit losses (ACL)	101,686	105,696	81,924	• Deposit growth of $223.3 million, or 12.7%(2)
ACL to total loans and leases held for investment	1.52%	1.60%	1.51%
				• Loan growth of $81.7 million, or 4.9%(2)
Select Ratios
Efficiency ratio(1)	51.63%	53.75%	55.53%	• Loan/deposit ratio of 93.39%, down 182 bps
Return on average assets (ROAA)	1.34%	1.30%	1.33%
Return on average stockholders' equity	12.56%	12.11%	12.92%	• Reduced reliance on Brokered CDs and FHLB
Return on average tangible common equity(1)	16.68%	16.15%	17.21%	advances, down $384.1 million
Net Interest Margin (NIM)	4.08%	4.46%	4.39%
Common equity to total assets	11.15%	10.29%	10.40%	• Common equity to assets of 11.15%;
Tangible common equity to tangible assets(1)	9.06%	8.18%	8.42%	TCE/TA(1) of 9.06%, up 88 bps
Common Equity Tier 1	10.35%	10.08%	10.20%

CEO/President Commentary

Roberto R. Herencia, Executive Chairman and CEO of Byline Bancorp, commented, “During 2023, we completed a number of strategic initiatives, including the successful merger and integration of Inland Bancorp, Inc. and delivered sound fourth quarter and strong full-year financial results. We were able to meet the needs of our customers and the markets we serve as total deposits increased $1.5 billion and total loans and leases increased $1.2 billion during the year. This stable balance sheet growth helped us achieve the highest level of revenue in Byline's history. We enter 2024 on solid footing and with great momentum to continue growing the value of our franchise."

(1)
Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measure.
(2)
Annualized

Byline Bancorp, Inc.

Alberto J. Paracchini, President of Byline Bancorp, added, “We are pleased to end the year delivering strong earnings, balanced deposit and loan and lease growth, robust profitability, and disciplined expense management. We remain resolute in serving our customers’ financial needs while diligently focusing on maintaining our asset quality, capital and liquidity positions. I want to thank everyone who works at Byline for their dedication, talent, and contributions to another successful year.”

Board Authorizes New Stock Repurchase Program

On December 6, 2023, the Company's Board of Directors approved a new stock repurchase program that authorizes the Company to purchase up to 1.25 million shares of the Company's outstanding common stock. The new program is effective January 1, 2024 until December 31, 2024. Under the previous stock repurchase program that expired on December 31, 2023, the Company did not repurchase any shares during 2023.

Board Declares Cash Dividend of $0.09 per Share

On January 23, 2024, the Company's Board of Directors declared a cash dividend of $0.09 per share, payable on February 20, 2024, to stockholders of record of the Company's common stock as of February 6, 2024.

STATEMENTS OF OPERATIONS HIGHLIGHTS

Net Interest Income

Net interest income for the fourth quarter of 2023 was $86.3 million, a decrease of $6.2 million, or 6.7%, from the third quarter of 2023. The decrease in net interest income was primarily due to an increase of $6.1 million in deposit interest expense due to growth and higher rates, and a decrease of $1.4 million in interest income and fees on loans and leases mainly due to lower accretion income on acquired loans of $5.2 million, offset by growth.

Tax-equivalent net interest margin(1) for the fourth quarter of 2023 was 4.09%, a decrease of 38 basis points compared to the third quarter of 2023. Total net loan accretion income impact on the margin contributed 24 basis points to the net interest margin for the current quarter compared to 50 basis points for the prior quarter.

The average cost of total deposits was 2.42% for the fourth quarter of 2023, an increase of 29 basis points compared to the third quarter of 2023, as a result of higher rates on money market accounts and time deposits. Average non-interest-bearing demand deposits were 27.5% of average total deposits for the current quarter compared to 28.8% during the prior quarter.

Net interest income for the year ended December 31, 2023 was $330.6 million, an increase of $65.3 million, or 24.6%, from the year ended December 31, 2022. The increase in net interest income was primarily due to an increase of $167.6 million in interest income and fees on loans and leases due to growth and accretion income on acquired loans; partially offset by an increase of $101.6 million in deposit interest expense due to higher rates paid and growth.

Tax-equivalent net interest margin(1) for the year ended December 31, 2023 was 4.32%, an increase of 31 basis points compared to year ended December 31, 2022. Total net loan accretion income impact on the margin contributed 22 basis points to the net interest margin for the current year compared to seven basis points for the prior year.

The average cost of total deposits was 1.90% for the year ended December 31, 2023, an increase of 154 basis points compared to the year ended December 31, 2022, as a result of higher rates on money market accounts and time deposits. Average non-interest-bearing demand deposits were 30.7% of average total deposits for the current year compared to 40.4% during the prior year.

Provision for Credit Losses

The provision for credit losses was $7.2 million for the fourth quarter of 2023, a decrease of $1.6 million compared to $8.8 million for the third quarter of 2023, mainly attributed to a $2.7 million provision allocated for the acquired non-credit-deteriorated loans resulting from acquisition accounting taken in the prior quarter, partially offset by impairments on non-performing loans. The provision for credit losses for the current quarter is comprised of a provision for loan and lease losses of $8.2 million and a recapture for unfunded commitments of $940,000.

The provision for credit losses was $31.7 million for the year ended December 31, 2023, an increase of $7.8 million compared to $23.9 million for the year ended December 31, 2022, mainly attributed to an increase in non-performing loans and acquired non-credit-deteriorated loans. The provision for credit losses for the current year is comprised of a provision for loan and lease losses of $32.2 million and a recapture for unfunded commitments of $567,000.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Non-interest Income

Non-interest income for the fourth quarter of 2023 was $14.5 million, an increase of $2.1 million, or 17.2%, compared to $12.4 million for the third quarter of 2023. The increase in total non-interest income was primarily due to a $2.4 million decrease in the downward valuation of the loan servicing asset reflecting lower discount rate and improved secondary market conditions, and a $1.2 million gain on the change in fair value of equity securities, partially offset by a decrease of $993,000 in the net gains on sales of loans due to a lower volume of loans sold. During the fourth quarter of 2023, we sold $89.1 million of U.S. government guaranteed loans compared to $101.1 million during the third quarter of 2023.

Non-interest income for the year ended December 31, 2023 was $56.3 million, a decrease of $1.0 million, or 1.7%, compared to $57.3 million for the year ended December 31, 2022. The decrease in total non-interest income was primarily due to a decrease in net gains on sales of loans of $9.1 million, partially offset by a $6.7 million decrease in the downward valuation on the loan servicing asset, reflecting a lower discount rate and improved secondary market conditions. During the current year, we sold $348.4 million of U.S. government guaranteed loans compared to $382.2 million during the prior year.

Non-interest Expense

Non-interest expense for the fourth quarter of 2023 was $53.6 million, a decrease of $4.3 million, or 7.4%, from $57.9 million for the third quarter of 2023. The decrease in total non-interest expense was mainly due to a decrease of $3.0 million in salaries and employee benefits, and decreases of $1.5 million in both data processing and legal, audit and other professional, primarily driven by merger-related expenses taken in the third quarter.

Our efficiency ratio was 51.63% for the fourth quarter of 2023 compared to 53.75% for the third quarter of 2023, an improvement of 212 basis points. Excluding significant items, our adjusted efficiency ratio(1) for the fourth quarter 2023 was 48.64%, compared to 47.35% for the third quarter of 2023.

Non-interest expense for the year ended December 31, 2023 was $209.6 million, an increase of $25.5 million, or 13.9%, from $184.1 million for the year ended December 31, 2022. The increase in total non-interest expense was mainly due to the Inland acquisition.

Our efficiency ratio was 52.62% for the year ended December 31, 2023 compared to 54.99% for the year ended December 31, 2022, an improvement of 237 basis points. Excluding significant items, our adjusted efficiency ratio(1) for the current year was 49.61%, compared to 54.70% for the prior year.

Income Taxes

We recorded income tax expense of $10.4 million during the fourth quarter of 2023, compared to $9.9 million during the third quarter of 2023. The effective tax rate was 25.9% and 26.0% for the fourth quarter of 2023 and third quarter of 2023, respectively.

We recorded income tax expense of $37.8 million during the year ended December 31, 2023, compared to $26.7 million during the year ended December 31, 2022. The effective tax rate was 25.9% and 23.3% for the current year and prior year, respectively.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

STATEMENTS OF FINANCIAL CONDITION HIGHLIGHTS

Assets

Total assets were $8.9 billion as of December 31, 2023, a decrease of $61.4 million, or 0.7%, compared to $8.9 billion at September 30, 2023 and an increase of $1.5 billion from $7.4 billion at December 31, 2022.

The current quarter decrease was primarily due to a decrease in cash and cash equivalents of $202.8 million due to cash management strategies, offset by an increase in net loans and leases of $75.0 million mainly due to the increases in commercial banking and lease financings, and an increase in securities available-for-sale of $102.6 million, driven by an increase in fair values. The increase from the prior year is primarily due to the Inland acquisition and organic loan and lease growth.

Non-performing loans and leases were $64.1 million at December 31, 2023, an increase of $12.0 million from $52.1 million at September 30, 2023, and $28.0 million from $36.0 million at December 31, 2022. The increases were primarily the result of increases to purchased credit deteriorated loans and increases in non-performing commercial real estate loans and commercial and industrial loans.

Allowance for Credit Losses ("ACL") - Loans and Leases

The ACL was $101.7 million as of December 31, 2023, a decrease of $4.0 million, or 3.8%, from $105.7 million at September 30, 2023, mainly due to net charge-offs. The ACL increase of $19.8 million from $81.9 million as of December 31, 2022 is mainly due to loan growth, adjustment for acquired purchase credit deteriorated loans, and an increase in non-performing loans.

Net charge-offs of loans and leases during the fourth quarter of 2023 were $12.2 million, or 0.73% of average loans and leases, on an annualized basis. This was an increase of $6.8 million compared to net charge-offs of $5.4 million, or 0.33% of average loans and leases, during the third quarter of 2023. Increases in the current quarter are primarily due to the resolution of impaired commercial and industrial loans and commercial real estate loans.

Net charge-offs of loans and leases during the year ended December 31, 2023 were $23.1 million, or 0.38% of average loans and leases. This was an increase of $15.1 million compared to net charge-offs of $7.9 million, or 0.16% of average loans and leases, during the year ended December 31, 2022. Increases for the full year were mainly driven by resolutions on purchased credit deteriorated loans and commercial real estate loans.

Deposits and Other Liabilities

Total deposits increased $223.3 million to $7.2 billion at December 31, 2023 compared to $7.0 billion at September 30, 2023 and $5.7 billion as of December 31, 2022. The increase in deposits in the current quarter was mainly due to organic growth. Time deposit growth of $127.2 million was principally due to increased personal time deposits. Money market growth of $203.8 million was due to increases in consumer and commercial deposits. Non-interest-bearing demand deposits decreased $54.0 million primarily due to lower consumer deposits. Increases for the full year were primarily driven by the Inland acquisition and organic deposit growth, and were impacted by shifting deposit mix due to the rising interest rate environment.

Total borrowings and other liabilities were $714.8 million at December 31, 2023, a decrease of $354.8 million from $1.1 billion at September 30, 2023, and a decrease of $187.0 million from $902.0 million at December 31, 2022. These decreases were primarily driven by lower Federal Home Loan Bank advances.

Stockholders’ Equity

Total stockholders’ equity was $990.2 million at December 31, 2023, increase of $70.2 million from $919.9 million at September 30, 2023, and an increase of $224.5 million from December 31, 2022. The quarterly increase was primarily due to increases in other comprehensive income and retained earnings as a result of net income. The full year increase was primarily due to merger consideration and retained earnings as a result of net income.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, January 26, 2024, to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (833) 470-1428; passcode 183253. A recorded replay can be accessed through February 9, 2024, by dialing (866) 813-9403; passcode: 953063.

A slide presentation relating to our fourth quarter 2023 results will be accessible prior to the conference call. The slide presentation and webcast of the conference call can be accessed on our investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company of Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $8.9 billion in assets and operates 48 branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and community banking products and services including small ticket equipment leasing solutions and is one of the top Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgment and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors/Media:
Brooks Rennie
Investor Relations Director
312-660-5805
brennie@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	December 31,	September 30,	December 31,
(dollars in thousands)	2023	2023	2022
ASSETS
Cash and due from banks	$60,431	$71,248	$62,274
Interest bearing deposits with other banks	165,705	357,640	117,079
Cash and cash equivalents	226,136	428,888	179,353
Equity and other securities, at fair value	8,743	7,902	7,989
Securities available-for-sale, at fair value	1,342,480	1,239,929	1,174,431
Securities held-to-maturity, at amortized cost	1,157	1,157	2,705
Restricted stock, at cost	16,304	30,505	28,202
Loans held for sale	18,005	7,299	47,823
Loans and leases:
Loans and leases	6,684,306	6,613,303	5,421,258
Allowance for credit losses - loans and leases	(101,686)	(105,696)	(81,924)
Net loans and leases	6,582,620	6,507,607	5,339,334
Servicing assets, at fair value	19,844	19,743	19,172
Premises and equipment, net	66,627	67,121	56,798
Other real estate owned, net	1,200	1,671	4,717
Goodwill and other intangible assets, net	203,478	205,028	158,887
Bank-owned life insurance	96,900	96,268	82,093
Deferred tax assets, net	50,058	89,841	68,213
Accrued interest receivable and other assets	248,415	240,409	193,224
Total assets	$8,881,967	$8,943,368	$7,362,941
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$1,905,876	$1,959,855	$2,138,645
Interest-bearing deposits	5,271,123	4,993,835	3,556,476
Total deposits	7,176,999	6,953,690	5,695,121
Other borrowings	395,190	713,233	640,399
Subordinated notes, net	73,866	73,822	73,691
Junior subordinated debentures issued to capital trusts, net	70,452	70,336	37,338
Accrued expenses and other liabilities	175,309	212,342	150,576
Total liabilities	7,891,816	8,023,423	6,597,125
STOCKHOLDERS’ EQUITY
Common stock	451	450	389
Additional paid-in capital	710,488	708,615	598,297
Retained earnings	429,036	403,368	335,794
Treasury stock	(49,707)	(50,329)	(51,114)
Accumulated other comprehensive loss, net of tax	(100,117)	(142,159)	(117,550)
Total stockholders’ equity	990,151	919,945	765,816
Total liabilities and stockholders’ equity	$8,881,967	$8,943,368	$7,362,941

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended			Year Ended
(dollars in thousands,	December 31,	September 30,	December 31,	December 31,	December 31,
except per share data)	2023	2023	2022	2023	2022
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$124,042	$125,465	$85,720	$440,984	$273,412
Interest on securities	9,227	8,415	6,569	30,801	25,390
Other interest and dividend income	2,345	2,710	1,515	7,693	2,757
Total interest and dividend income	135,614	136,590	93,804	479,478	301,559
INTEREST EXPENSE
Deposits	43,252	37,163	10,610	121,436	19,796
Other borrowings	3,051	3,981	4,598	17,161	9,322
Subordinated notes and debentures	3,026	2,994	1,992	10,260	7,111
Total interest expense	49,329	44,138	17,200	148,857	36,229
Net interest income	86,285	92,452	76,604	330,621	265,330
PROVISION FOR CREDIT LOSSES	7,235	8,803	5,826	31,653	23,879
Net interest income after provision for credit losses	79,050	83,649	70,778	298,968	241,451
NON-INTEREST INCOME
Fees and service charges on deposits	2,486	2,372	2,081	9,211	8,152
Loan servicing revenue	3,377	3,369	3,293	13,503	13,479
Loan servicing asset revaluation	(1,234)	(3,646)	(3,534)	(5,089)	(11,743)
ATM and interchange fees	1,082	1,205	1,250	4,462	4,437
Net realized gains on securities available-for-sale	—	—	—	—	50
Change in fair value of equity securities, net	841	(313)	710	1,071	(603)
Net gains on sales of loans	5,480	6,473	5,509	22,805	31,899
Wealth management and trust income	1,256	939	864	4,158	3,807
Other non-interest income	1,215	1,977	1,282	6,194	7,836
Total non-interest income	14,503	12,376	11,455	56,315	57,314
NON-INTEREST EXPENSE
Salaries and employee benefits	31,974	34,969	31,808	126,979	118,051
Occupancy and equipment expense, net	4,346	5,314	3,532	18,508	16,988
Impairment charge on assets held for sale	1,980	—	372	2,000	372
Loan and lease related expenses	649	836	1,126	2,936	1,707
Legal, audit, and other professional fees	2,352	3,805	3,204	12,946	10,357
Data processing	4,982	6,472	3,406	19,509	13,358
Net loss recognized on other real estate owned and other related expenses	89	111	221	385	708
Other intangible assets amortization expense	1,550	1,551	1,596	6,011	6,671
Other non-interest expense	5,662	4,833	5,235	20,329	15,870
Total non-interest expense	53,584	57,891	50,500	209,603	184,082
INCOME BEFORE PROVISION FOR INCOME TAXES	39,969	38,134	31,733	145,680	114,683
PROVISION FOR INCOME TAXES	10,365	9,912	7,366	37,802	26,729
NET INCOME	$29,604	$28,222	$24,367	$107,878	$87,954
Dividends on preferred shares	—	—	—	—	196
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$29,604	$28,222	$24,367	$107,878	$87,758
EARNINGS PER COMMON SHARE
Basic	$0.69	$0.66	$0.66	$2.69	$2.37
Diluted	$0.68	$0.65	$0.65	$2.67	$2.34

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended			As of or For the Year Ended
(dollars in thousands, except share	December 31,	September 30,	December 31,	December 31,	December 31,
and per share data)	2023	2023	2022	2023	2022
Earnings per Common Share
Basic earnings per common share	$0.69	$0.66	$0.66	$2.69	$2.37
Diluted earnings per common share	$0.68	$0.65	$0.65	$2.67	$2.34
Adjusted diluted earnings per common share(1)(3)	$0.73	$0.77	$0.67	$2.89	$2.36
Weighted average common shares outstanding (basic)	43,065,294	43,025,927	36,856,221	40,045,208	36,972,972
Weighted average common shares outstanding (diluted)	43,537,778	43,458,110	37,360,113	40,445,553	37,476,120
Common shares outstanding	43,764,056	43,719,203	37,492,775	43,764,056	37,492,775
Cash dividends per common share	$0.09	$0.09	$0.09	$0.36	$0.36
Dividend payout ratio on common stock	13.24%	13.85%	13.85%	13.48%	15.38%
Book value per common share	$22.62	$21.04	$20.43	$22.62	$20.43
Tangible book value per common share(1)	$17.98	$16.35	$16.19	$17.98	$16.19
Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin	4.08%	4.46%	4.39%	4.31%	4.00%
Net interest margin, fully taxable equivalent (1)(4)	4.09%	4.47%	4.40%	4.32%	4.01%
Average cost of deposits	2.42%	2.13%	0.73%	1.90%	0.36%
Efficiency ratio(1)(2)	51.63%	53.75%	55.53%	52.62%	54.99%
Adjusted efficiency ratio(1)(2)(3)	48.64%	47.35%	54.50%	49.61%	54.70%
Non-interest income to total revenues(1)	14.39%	11.81%	13.01%	14.55%	17.76%
Non-interest expense to average assets	2.42%	2.66%	2.76%	2.60%	2.62%
Adjusted non-interest expense to average assets(1)(3)	2.28%	2.35%	2.71%	2.46%	2.61%
Return on average stockholders' equity	12.56%	12.11%	12.92%	12.50%	11.33%
Adjusted return on average stockholders' equity(1)(3)	13.50%	14.30%	13.34%	13.53%	11.43%
Return on average assets	1.34%	1.30%	1.33%	1.34%	1.25%
Adjusted return on average assets(1)(3)	1.44%	1.53%	1.37%	1.45%	1.26%
Pre-tax pre-provision return on average assets(1)	2.13%	2.16%	2.05%	2.20%	1.97%
Adjusted pre-tax pre-provision return on average assets(1)(3)	2.27%	2.46%	2.10%	2.35%	1.99%
Return on average tangible common stockholders' equity(1)	16.68%	16.15%	17.21%	16.46%	15.15%
Adjusted return on average tangible common stockholders' equity(1)(3)	17.89%	18.95%	17.75%	17.76%	15.28%
Non-interest-bearing deposits to total deposits	26.56%	28.18%	37.55%	26.56%	37.55%
Loans and leases held for sale and loans and lease held for investment to total deposits	93.39%	95.21%	96.03%	93.39%	96.03%
Deposits to total liabilities	90.94%	86.67%	86.33%	90.94%	86.33%
Deposits per branch	$149,521	$144,869	$149,872	$149,521	$149,872
Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ACL	0.96%	0.79%	0.66%	0.96%	0.66%
ACL to total loans and leases held for investment, net before ACL	1.52%	1.60%	1.51%	1.52%	1.51%
Net charge-offs to average total loans and leases held for investment, net before ACL - loans and leases	0.73%	0.33%	0.24%	0.38%	0.16%
Capital Ratios
Common equity to total assets	11.15%	10.29%	10.40%	11.15%	10.40%
Tangible common equity to tangible assets(1)	9.06%	8.18%	8.42%	9.06%	8.42%
Leverage ratio	10.86%	10.75%	10.29%	10.86%	10.29%
Common equity tier 1 capital ratio	10.35%	10.08%	10.20%	10.35%	10.20%
Tier 1 capital ratio	11.39%	11.12%	10.85%	11.39%	10.85%
Total capital ratio	13.38%	13.17%	13.00%	13.38%	13.00%

(1) Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.

(3) Calculation excludes merger-related expenses and impairment charges on assets held for sale and ROU assets

(4) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate
ASSETS
Cash and cash equivalents	$201,862	$1,822	3.58%	$195,019	$1,724	3.51%	$89,367	$234	1.04%
Loans and leases(1)	6,632,827	124,042	7.42%	6,484,875	125,465	7.68%	5,389,210	85,720	6.31%
Taxable securities	1,389,580	8,848	2.53%	1,371,979	8,465	2.45%	1,288,750	7,043	2.17%
Tax-exempt securities(2)	163,608	1,142	2.77%	168,805	1,184	2.78%	155,562	1,021	2.60%
Total interest-earning assets	$8,387,877	$135,854	6.43%	$8,220,678	$136,838	6.60%	$6,922,889	$94,018	5.39%
Allowance for credit losses - loans and leases	(106,474)			(108,315)			(81,815)
All other assets	506,233			521,982			424,979
TOTAL ASSETS	$8,787,636			$8,634,345			$7,266,053
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$570,706	$2,335	1.62%	$579,917	$2,208	1.51%	$596,627	$1,902	1.27%
Money market accounts	2,159,841	18,730	3.44%	2,040,476	16,676	3.24%	1,472,050	5,458	1.47%
Savings	560,372	208	0.15%	594,555	228	0.15%	647,536	243	0.15%
Time deposits	1,861,279	21,979	4.68%	1,706,531	18,051	4.20%	788,856	3,007	1.51%
Total interest-bearing deposits	5,152,198	43,252	3.33%	4,921,479	37,163	3.00%	3,505,069	10,610	1.20%
Other borrowings	395,711	3,051	3.06%	463,561	3,981	3.41%	514,518	4,598	3.55%
Subordinated notes and debentures	144,230	3,026	8.32%	144,171	2,994	8.24%	110,947	1,992	7.12%
Total borrowings	539,941	6,077	4.47%	607,732	6,975	4.55%	625,465	6,590	4.18%
Total interest-bearing liabilities	$5,692,139	$49,329	3.44%	$5,529,211	$44,138	3.17%	$4,130,534	$17,200	1.65%
Non-interest-bearing demand deposits	1,950,644			1,987,996			2,235,464
Other liabilities	209,656			192,860			151,763
Total stockholders’ equity	935,197			924,278			748,292
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,787,636			$8,634,345			$7,266,053
Net interest spread(3)			2.99%			3.43%			3.74%
Net interest income, fully taxable equivalent		$86,525			$92,700			$76,818
Net interest margin, fully taxable equivalent(2)(4)			4.09%			4.47%			4.40%
Less: Tax-equivalent adjustment		240	0.01%		248	0.01%		214	0.01%
Net interest income		$86,285			$92,452			$76,604
Net interest margin(4)			4.08%			4.46%			4.39%

Net loan accretion impact on margin		$5,110	0.24%		$10,276	0.50%		$369	0.02%

(1) Loan and lease balances are net of deferred origination fees and costs and initial direct costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

YEAR-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Year Ended
	December 31, 2023			December 31, 2022
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$157,754	$5,029	3.19%	$76,978	$547	0.71%
Loans and leases(1)	6,038,797	440,984	7.30%	5,073,288	273,412	5.39%
Taxable securities	1,322,379	30,068	2.27%	1,316,147	24,156	1.84%
Tax-exempt securities(2)	158,918	4,300	2.71%	164,051	4,359	2.66%
Total interest-earning assets	$7,677,848	$480,381	6.26%	$6,630,464	$302,474	4.56%
Allowance for credit losses - loans and leases	(98,067)			(74,233)
All other assets	468,550			462,548
TOTAL ASSETS	$8,048,331			$7,018,779
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$574,335	$9,212	1.60%	$593,903	$3,572	0.60%
Money market accounts	1,802,675	53,933	2.99%	1,357,371	10,484	0.77%
Savings	585,820	883	0.15%	658,968	649	0.10%
Time deposits	1,468,836	57,408	3.91%	691,650	5,091	0.74%
Total interest-bearing deposits	4,431,666	121,436	2.74%	3,301,892	19,796	0.60%
Other borrowings	484,984	17,125	3.53%	478,374	9,308	1.95%
Federal funds purchased	685	36	5.30%	630	14	2.32%
Subordinated notes and debentures	127,825	10,260	8.03%	110,723	7,111	6.42%
Total borrowings	613,494	27,421	4.47%	589,727	16,433	2.79%
Total interest-bearing liabilities	$5,045,160	$148,857	2.95%	$3,891,619	$36,229	0.93%
Non-interest-bearing demand deposits	1,965,663			2,236,615
Other liabilities	174,416			114,320
Total stockholders’ equity	863,092			776,225
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,048,331			$7,018,779
Net interest spread(3)			3.31%			3.63%
Net interest income, fully taxable equivalent		$331,524			$266,245
Net interest margin, fully taxable equivalent(2)(4)			4.32%			4.01%
Less: Tax-equivalent adjustment		903	0.01%		915	0.01%
Net interest income		$330,621			$265,330
Net interest margin(4)			4.31%			4.00%

Net loan accretion impact on margin		$16,726	0.22%		$4,555	0.07%

(1) Loan and lease balances are net of deferred origination fees and costs and initial direct costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents our allocation of originated, purchased credit deteriorated (PCD), and acquired non-credit-deteriorated loans and leases at the dates indicated:

	December 31, 2023		September 30, 2023		December 31, 2022
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases:
Commercial real estate	$1,907,029	28.5%	$1,837,531	27.8%	$1,712,152	31.6%
Residential real estate	465,133	7.0%	454,456	6.9%	426,226	7.9%
Construction, land development, and other land	415,162	6.2%	406,334	6.1%	438,617	8.1%
Commercial and industrial	2,311,563	34.6%	2,286,058	34.6%	2,030,616	37.5%
Installment and other	2,919	0.0%	2,968	0.0%	1,410	0.0%
Leasing financing receivables	665,239	10.0%	641,032	9.7%	521,689	9.6%
Total originated loans and leases	$5,767,045	86.3%	$5,628,379	85.1%	$5,130,710	94.7%
Purchased credit deteriorated loans:
Commercial real estate	$137,807	2.1%	$154,573	2.3%	$45,143	0.8%
Residential real estate	42,510	0.6%	47,485	0.7%	32,228	0.6%
Construction, land development, and other land	25,331	0.4%	29,587	0.5%	372	0.0%
Commercial and industrial	19,460	0.3%	21,014	0.3%	2,192	0.0%
Installment and other	125	0.0%	125	0.0%	140	0.0%
Total purchased credit deteriorated loans	$225,233	3.4%	$252,784	3.8%	$80,075	1.4%
Acquired non-credit-deteriorated loans and leases:
Commercial real estate	$275,476	4.1%	$296,656	4.5%	$152,193	2.8%
Residential real estate	211,887	3.2%	220,091	3.4%	31,508	0.6%
Construction, land development, and other land	86,344	1.3%	87,087	1.3%	—	0.0%
Commercial and industrial	117,538	1.7%	127,253	1.9%	24,266	0.5%
Installment and other	156	0.0%	153	0.0%	209	0.0%
Leasing financing receivables	627	0.0%	900	0.0%	2,297	0.0%
Total acquired non-credit-deteriorated loans and leases	$692,028	10.3%	$732,140	11.1%	$210,473	3.9%
Total loans and leases	$6,684,306	100.0%	$6,613,303	100.0%	$5,421,258	100.0%
Allowance for credit losses - loans and leases	(101,686)		(105,696)		(81,924)
Total loans and leases, net of allowance for credit losses - loans and leases	$6,582,620		$6,507,607		$5,339,334

The following table presents the balance and activity within the allowance for credit losses - loans and lease for the periods indicated:

	Three Months Ended						Year Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
(dollars in thousands)	2023		2023		2022		2023		2022
ACL - loans and leases, beginning of period	$105,696		$92,665		$79,704		$81,924		$55,012
Adjustment for acquired PCD loans	—		10,596		—		10,596		—
Adjustment for CECL adoption	—		—		—		—		12,168
Provision for credit losses - loans and leases	8,176		7,865		5,399		32,220		22,674
Net charge-offs - loans and leases	(12,186)		(5,430)		(3,179)		(23,054)		(7,930)
ACL - loans and leases, end of period	$101,686		$105,696		$81,924		$101,686		$81,924
Net charge-offs - loans and leases to average total loans and leases held for investment, net before ACL	0.73%		0.33%		0.24%		0.38%		0.16%
Provision for credit losses - loans and leases to net charge-offs - loans and leases during the period	0.67	x	1.45	x	1.70	x	1.40	x	2.86	x

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents the amounts of non-performing loans and leases and other real estate owned at the date indicated:

				December 31, 2023
				Change from
(dollars in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	September 30, 2023	December 31, 2022
Non-performing assets:
Non-accrual loans and leases	$64,107	$52,070	$36,027	23.1%	77.9%
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—%	—%
Total non-performing loans and leases	$64,107	$52,070	$36,027	23.1%	77.9%
Other real estate owned	1,200	1,671	4,717	(28.2)%	(74.6)%
Total non-performing assets	$65,307	$53,741	$40,744	21.5%	60.3%
Total non-performing loans and leases as a percentage of total loans and leases	0.96%	0.79%	0.66%
Total non-performing assets as a percentage of total assets	0.74%	0.60%	0.55%
Allowance for credit losses - loans and lease as a percentage of non-performing loans and leases	158.62%	202.99%	227.40%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$4,154	$3,588	$2,225	15.8%	86.7%
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—%	—%
Total non-performing loans guaranteed	$4,154	$3,588	$2,225	15.8%	86.7%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.90%	0.73%	0.62%
Total non-performing assets not guaranteed as a percentage of total assets	0.69%	0.56%	0.52%

The following table presents the composition of deposits at the dates indicated:

				December 31, 2023
				Change from
(dollars in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	September 30, 2023	December 31, 2022
Non-interest-bearing demand deposits	$1,905,876	$1,959,855	$2,138,645	(2.8)%	(10.9)%
Interest-bearing checking accounts	577,609	592,771	592,098	(2.6)%	(2.4)%
Money market demand accounts	2,266,030	2,062,252	1,415,653	9.9%	60.1%
Other savings	542,532	581,073	625,798	(6.6)%	(13.3)%
Time deposits (below $250,000)	1,520,082	1,446,485	762,250	5.0%	99.4%
Time deposits ($250,000 and above)	364,870	311,254	160,677	17.4%	127.1%
Total deposits	$7,176,999	$6,953,690	$5,695,121	3.2%	26.0%

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax-equivalent net interest margin, total revenue, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See below in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

	As of or For the Three Months Ended			As of or For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands, except per share data)	2023	2023	2022	2023	2022
Net income and earnings per share excluding significant items:
Reported Net Income	$29,604	$28,222	$24,367	$107,878	$87,954
Significant items:
Impairment charges on assets held for sale and ROU assets	1,981	394	372	2,395	372
Merger-related expenses	1,035	6,307	538	9,222	538
Tax benefit	(793)	(1,617)	(118)	(2,696)	(118)
Adjusted Net Income	$31,827	$33,306	$25,159	$116,799	$88,746
Reported Diluted Earnings per Share	$0.68	$0.65	$0.65	$2.67	$2.34
Significant items:
Impairment charges on assets held for sale and ROU assets	0.05	0.01	0.01	0.06	0.01
Merger-related expenses	0.02	0.15	0.01	0.23	0.01
Tax benefit	(0.02)	(0.04)	—	(0.07)	—
Adjusted Diluted Earnings per Share	$0.73	$0.77	$0.67	$2.89	$2.36

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended			As of or For the Year Ended
(dollars in thousands, except per share data,	December 31,	September 30,	December 31,	December 31,	December 31,
ratios annualized, where applicable)	2023	2023	2022	2023	2022
Adjusted non-interest expense:
Non-interest expense	$53,584	$57,891	$50,500	$209,603	$184,082
Less: Significant items
Impairment charges on assets held for sale and ROU assets	1,981	394	372	2,395	372
Merger-related expenses	1,035	6,307	538	9,222	538
Adjusted non-interest expense	$50,568	$51,190	$49,590	$197,986	$183,172
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$50,568	$51,190	$49,590	$197,986	$183,172
Less: Amortization of intangible assets	1,550	1,551	1,596	6,011	6,671
Adjusted non-interest expense excluding amortization of intangible assets	$49,018	$49,639	$47,994	$191,975	$176,501
Pre-tax pre-provision net income:
Pre-tax income	$39,969	$38,134	$31,733	$145,680	$114,683
Add: Provision for credit losses	7,235	8,803	5,826	31,653	23,879
Pre-tax pre-provision net income	$47,204	$46,937	$37,559	$177,333	$138,562
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$47,204	$46,937	$37,559	$177,333	$138,562
Add: Impairment charges on assets held for sale and ROU assets	1,981	394	372	2,395	372
Add: Merger-related expenses	1,035	6,307	538	9,222	538
Adjusted pre-tax pre-provision net income	$50,220	$53,638	$38,469	$188,950	$139,472
Tax equivalent net interest income:
Net interest income	$86,285	$92,452	$76,604	$330,621	$265,330
Add: Tax-equivalent adjustment	240	248	214	903	915
Net interest income, fully taxable equivalent	$86,525	$92,700	$76,818	$331,524	$266,245
Total revenue:
Net interest income	$86,285	$92,452	$76,604	$330,621	$265,330
Add: Non-interest income	14,503	12,376	11,455	56,315	$57,314
Total revenue	$100,788	$104,828	$88,059	$386,936	$322,644
Tangible common stockholders' equity:
Total stockholders' equity	$990,151	$919,945	$765,816	$990,151	$765,816
Less: Goodwill and other intangibles	203,478	205,028	158,887	203,478	158,887
Tangible common stockholders' equity	$786,673	$714,917	$606,929	$786,673	$606,929
Tangible assets:
Total assets	$8,881,967	$8,943,368	$7,362,941	$8,881,967	$7,362,941
Less: Goodwill and other intangibles	203,478	205,028	158,887	203,478	158,887
Tangible assets	$8,678,489	$8,738,340	$7,204,054	$8,678,489	$7,204,054
Average tangible common stockholders' equity:
Average total stockholders' equity	$935,197	$924,278	$748,292	$863,092	$776,225
Less: Average preferred stock	—	—	—	—	2,459
Less: Average goodwill and other intangibles	204,191	202,978	159,680	180,717	162,203
Average tangible common stockholders' equity	$731,006	$721,300	$588,612	$682,375	$611,563
Average tangible assets:
Average total assets	$8,787,636	$8,634,345	$7,266,053	$8,048,331	$7,018,779
Less: Average goodwill and other intangibles	204,191	202,978	159,680	180,717	162,203
Average tangible assets	$8,583,445	$8,431,367	$7,106,373	$7,867,614	$6,856,576
Tangible net income available to common stockholders:
Net income available to common stockholders	$29,604	$28,222	$24,367	$107,878	$87,758
Add: After-tax intangible asset amortization	1,138	1,137	1,170	4,408	4,890
Tangible net income available to common stockholders	$30,742	$29,359	$25,537	$112,286	$92,648
Adjusted tangible net income available to common stockholders:
Tangible net income available to common stockholders	$30,742	$29,359	$25,537	$112,286	$92,648
Impairment charges on assets held for sale and ROU assets	1,981	394	372	2,395	372
Merger-related expenses	1,035	6,307	538	9,222	538
Tax benefit on significant items	(793)	(1,617)	(118)	(2,696)	(118)
Adjusted tangible net income available to common stockholders	$32,965	$34,443	$26,329	$121,207	$93,440

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended			As of or For the Year Ended
(dollars in thousands, except share and per share	December 31,	September 30,	December 31,	December 31,	December 31,
data, ratios annualized, where applicable)	2023	2023	2022	2023	2022
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$47,204	$46,937	$37,559	$177,333	$138,562
Average total assets	8,787,636	8,634,345	7,266,053	8,048,331	7,018,779
Pre-tax pre-provision return on average assets	2.13%	2.16%	2.05%	2.20%	1.97%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$50,220	$53,638	$38,469	$188,950	$139,472
Average total assets	8,787,636	8,634,345	7,266,053	8,048,331	7,018,779
Adjusted pre-tax pre-provision return on average assets	2.27%	2.46%	2.10%	2.35%	1.99%
Net interest margin, fully taxable equivalent:
Net interest income, fully taxable equivalent	$86,525	$92,700	$76,818	$331,524	$266,245
Total average interest-earning assets	8,387,877	8,220,678	6,922,889	7,677,848	6,630,464
Net interest margin, fully taxable equivalent	4.09%	4.47%	4.40%	4.32%	4.01%
Non-interest income to total revenues:
Non-interest income	$14,503	$12,376	$11,455	$56,315	$57,314
Total revenues	100,788	104,828	88,059	386,936	322,644
Non-interest income to total revenues	14.39%	11.81%	13.01%	14.55%	17.76%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$50,568	$51,190	$49,590	$197,986	$183,172
Average total assets	8,787,636	8,634,345	7,266,053	8,048,331	7,018,779
Adjusted non-interest expense to average assets	2.28%	2.35%	2.71%	2.46%	2.61%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$49,018	$49,639	$47,994	$191,975	$176,501
Total revenues	100,788	104,828	88,059	386,936	322,644
Adjusted efficiency ratio	48.64%	47.35%	54.50%	49.61%	54.70%
Adjusted return on average assets:
Adjusted net income	$31,827	$33,306	$25,159	$116,799	$88,746
Average total assets	8,787,636	8,634,345	7,266,053	8,048,331	7,018,779
Adjusted return on average assets	1.44%	1.53%	1.37%	1.45%	1.26%
Adjusted return on average stockholders' equity:
Adjusted net income	$31,827	$33,306	$25,159	$116,799	$88,746
Average stockholders' equity	935,197	924,278	748,292	863,092	776,225
Adjusted return on average stockholders' equity	13.50%	14.30%	13.34%	13.53%	11.43%
Tangible common equity to tangible assets:
Tangible common equity	$786,673	$714,917	$606,929	$786,673	$606,929
Tangible assets	8,678,489	8,738,340	7,204,054	8,678,489	7,204,054
Tangible common equity to tangible assets	9.06%	8.18%	8.42%	9.06%	8.42%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$30,742	$29,359	$25,537	$112,286	$92,648
Average tangible common stockholders' equity	731,006	721,300	588,612	682,375	611,563
Return on average tangible common stockholders' equity	16.68%	16.15%	17.21%	16.46%	15.15%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$32,965	$34,443	$26,329	$121,207	$93,440
Average tangible common stockholders' equity	731,006	721,300	588,612	682,375	611,563
Adjusted return on average tangible common stockholders' equity	17.89%	18.95%	17.75%	17.76%	15.28%
Tangible book value per share:
Tangible common equity	$786,673	$714,917	$606,929	$786,673	$606,929
Common shares outstanding	43,764,056	43,719,203	37,492,775	43,764,056	37,492,775
Tangible book value per share	$17.98	$16.35	$16.19	$17.98	$16.19